Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Stage Stores, Inc. on Form S-8 of our report dated April 6, 2004, appearing in the Annual Report on Form 10-K of Stages Stores, Inc. for the year ended January 31, 2004.

DELOITTE & TOUCHE LLP

Houston, Texas

December 2, 2004